SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549






                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report  (Date of earliest event reported):  October 23, 1997


                         Berkshire Realty Company, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                  1-10660               04-3086485
     -------------             -----------           -----------------
(State of incorporation       (Commission              (IRS Employer
    or organization)          File Number)           Identification No.)



       470 Atlantic Avenue, Boston, MA                      02210
 ------------------------------------------------------------------------------
       (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (617) 423-2233
                                                     ---------------------


                                       N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.    Other Events.
           ------------------------------------------------

           Press Release dated October 23, 1997:

-------------------------------------------------------------------------------
                   Berkshire Realty Company, Inc. ( NYSE-BRI )
                                  NEWS RELEASE
-------------------------------------------------------------------------------

FOR FURTHER INFORMATION CONTACT:
AT THE COMPANY:                                      AT THE FINANCIAL RELATIONS BOARD:
David Marshall, CEO (617) 556-1516                   Laurie Berman, General Information (212) 661-8030
Marianne Pritchard, CFO (617) 556-1512               Stephanie Mishra, Analyst Information (415) 986-1591
Maryann Merigan, Investor Relations
(800) 662-5787, Ext. 8378



                       BERKSHIRE REALTY COMPANY ANNOUNCES
                    THIRD QUARTER AND NINE MONTH 1997 RESULTS

Boston, MA -- October 23, 1997 -- Berkshire Realty Company, Inc. (the
"Company") (NYSE:BRI), a self-administered and self-managed, multifamily real estate investment trust, announced an 8% increase per share in funds from operations ("FFO") to $8,869,000, or $0.28 per share, for the three months ended September 30, 1997 versus $7,453,000, or $0.26 per share, for the same period last year. For the nine months ended September 30, 1997, Berkshire reported FFO of $25,319,000, or $0.81 per share, versus $21,534,000, or $0.78 per share, for the nine months ended September 30, 1996. FFO is calculated based on the revised definition adopted by the National Association of Real Estate Investment Trusts (NAREIT) and is considered the primary earnings measure for equity REITs.

         Total revenues for the quarter ended September 30, 1997 were $28,416,000 compared with $25,334,000 for the quarter ended September 30, 1996. For the 1997 nine month period, total revenues were $80,504,000 compared with $67,924,000 for the 1996 nine month period. The Company's same-store net operating income (NOI) from apartment communities increased 5.9% for the three months ended September 30, 1997 when compared to the same period in 1996. Year to date, same store multifamily growth was 6.2% over the nine months ended September 30, 1996. "Same-store" is defined as properties that were in Berkshire's portfolio for both periods.

         David Marshall, President and Chief Executive Officer of Berkshire Realty, stated, "We are very pleased with our multifamily same-store growth of over 6% year to date. NOI from our Texas and Florida assets continues to be strong. In Greenville, South Carolina, where 19% of our same-store assets are held, we posted growth of 5% despite stiff competition from multifamily and single-family development. Our ability to improve our net operating income in Greenville is a direct result of focused and intense property management operations."

         Mr. Marshall added, "Atlanta has been a challenge for us and year to date we are behind in same-store NOI by $212,000. However, current occupancy continues to improve and we expect to make up some ground by year end."

         "Our retail portfolio continues to impact our overall FFO growth." Mr. Marshall continued. "The lack of FFO growth from same-store retail has diminished the impact of growth from our apartments. However, we have made great progress in reducing this impact by divesting a portion of our retail portfolio over the last nine months in an effort to redeploy our retail investment into multifamily assets with greater growth prospects."

         The Company has sold four of its seven retail investments since fourth quarter 1996 and one additional asset, Tara Crossing, is under contract for sale. The Company has previously stated that the disposition of these assets will negatively impact FFO by approximately $.02 per share in 1997 because of the differential between cap rates for the assets being sold versus the assets being acquired.

         Same-Store Properties - Results of Operations. NOI from the Company's twenty-five "same-store" apartment communities increased by 5.9% to $10,162,000 from $9,593,000 for the third quarter of 1997 when compared to the same period in 1996. NOI from the Company's three same-store retail properties was $831,000 in third quarter 1997 compared to $1,075,000 in third quarter 1996.

                      Same-Store Multifamily (8,467 units)
                             (Dollars in thousands)

                                          Quarter Ended September 30,                Nine Months Ended September 30,
                                    -----------------------------------              -------------------------------
                                       1997        1996        % Change            1997         1996        % Change
                                       ----        ----        --------            ----         ----        --------
Revenues                            $16,763     $16,232           3.3%          $49,244      $47,826           3.0%
Expenses                              6,601       6,639          (0.6)%          19,612       19,936          (1.6)%
                                      -----       -----                          ------       ------
Net operating income                $10,162      $9,593           5.9%          $29,632      $27,890           6.2%
                                    =======      ======                         =======      =======

Average occupancy                      95.1%       94.9%                           93.9%        94.1%
Average monthly rent per unit          $689        $668                            $683         $661

         Growth in same-store multifamily revenues was 3.3% for the 1997 third quarter when compared to the 1996 third quarter. This growth was almost entirely driven by increases in average rents of 3.0% as well as a modest increase in occupancies. Year-to-date, revenues are up 3.0% which is a combination of 3.3% rent growth offset by a slight decline in occupancies.

         Expenses for the quarter ended September 30, 1997 and for the nine months ended September 30, 1997 when compared to the comparable prior year periods are down 0.6% and 1.6%, respectively.

                     Same-Store Retail (479,805 square feet)
                             (Dollars in thousands)

                                          Quarter Ended September 30,                Nine Months Ended September 30,
                                     ----------------------------------          -----------------------------------
                                       1997        1996        % Change            1997         1996        % Change
                                       ----        ----        --------            ----         ----        --------
Revenues                             $1,447      $1,602          (9.7)%          $4,314       $4,632          (6.8)%
Expenses                                616         527            17%            1,850        1,712           8.1%
                                        ---         ---                           -----        -----
Net operating income                   $831      $1,075         (22.7)%          $2,464       $2,920         (15.6)%
                                       ====      ======                          ======       ======

Average occupancy                      91.2%       93.0%                           92.2%        92.4%

         Same-store net operating income from the retail portfolio dropped $456,000 to $2,464,000 year-to-date when compared to the 1996 nine month period. The drop in NOI is primarily the result of retenanting at Tara Crossing Shopping Center in Atlanta, Georgia which, as previously mentioned, is under contract for sale.

         Berkshire Realty Company, Inc. is a self-administered and self-managed, multifamily real estate investment trust which acquires, renovates, rehabilitates, develops and operates apartment communities. The Company currently owns 46 apartment communities consisting of approximately 15,000 units located primarily in Florida, Texas and the mid-Atlantic and Southeastern United States.

[Financial Tables on Following Three Pages]

                         BERKSHIRE REALTY COMPANY, INC.

                              Operating Highlights
                                   (Unaudited)

                                                   Three Months                            Nine Months
                                       ------------------------------------  ---------------------------------------
                                               Ended September 30,                      Ended September 30,
                                       ------------------------------------  ---------------------------------------
                                                1997               1996                1997                1996
                                             -----------        ----------          -----------          -----------
Revenues:
   Rental                                    $26,785,357        $24,511,073         $76,493,968          $65,106,795
   Management fees and reimbursements            940,321                 --           2,208,725                   --
   Other                                         690,530            822,590           1,801,407            2,816,721
                                                 -------            -------           ---------            ---------
                                              28,416,208         25,333,663          80,504,100           67,923,516
Expenses:
   Property operating expenses                11,096,806         10,466,534          31,240,466           26,731,150
   Interest expense                            5,975,959          5,796,867          17,461,212           14,714,314
   Depreciation and amortization               8,500,562          7,964,529          24,079,513           20,950,314
   Amortization of intangible assets           3,258,049            336,192           4,784,506              784,448
   Costs associated with the Advisor
     Transaction                                      --                 --           1,200,000                   --
   Provision for losses on real
     estate investments                        1,850,000          7,500,000           1,850,000            7,500,000
   Property management fees to an
     affiliate                                    47,466          1,190,521             866,771            3,142,998
   Property management operations              1,463,113            319,958           3,618,844              976,764
   General and administrative                  1,302,024          1,070,081           3,727,783            3,388,404
                                               ---------          ---------           ---------            ---------
                                              33,493,979         34,644,682          88,829,095           78,188,392
                                              ----------         ----------          ----------           ----------
Loss before non-recurring charges,
  minority interest, joint venture income
  (loss), gains on sales of assets, and
  extraordinary items                         (5,077,771)        (9,311,019)         (8,324,995)         (10,264,876)
Non-recurring charges                                 --          (287,059)                  --            (287,059)
Minority interest                                917,013            795,967           1,488,214              857,540
Joint venture income (loss) (including
  valuation reserve of $740,228 for the
  nine month period ending September 30,
  1997), net of minority interest                110,058            434,504           (308,886)            1,050,509
Gains on sales of assets,net of
   minority interest                                  --            996,321           5,364,707              996,322
Extraordinary items, net of minority
   interest                                     (90,191)          (150,781)            (90,191)            (150,781)
                                                -------           --------             -------             --------
Net loss                                     (4,140,891)        (7,522,067)         (1,871,151)          (7,798,345)
Income allocated to preferred
   shareholders                                 (85,531)                 --            (85,531)                   --
                                                -------                                -------
Net loss allocated to common
   shareholders                             $(4,226,422)       $(7,522,067)        $(1,956,682)         $(7,798,345)
                                            ===========        ===========         ===========          ===========
Per share:
   Net loss per common share                      $(.16)             $(.30)              $(.08)               $(.31)
                                                  =====              =====               =====                =====
   Weighted average shares                   25,738,248         25,393,299          25,547,631           25,393,072

                         BERKSHIRE REALTY COMPANY, INC.

                          Funds from Operations ("FFO")
                (fully adjusted for operating partnership units)
                                   (Unaudited)

                                                             Three Months                           Nine Months
                                              -----------------------------------------  -------------------------------
                                                          Ended September 30,                 Ended September 30,
                                              -----------------------------------------  -------------------------------
                                                        1997                 1996                1997            1996
                                              --------------------  -------------------  ----------------  -------------
Loss before non-recurring charges,
   minority interest, joint venture income
   (loss), gains on sales of assets, and
   extraordinary items                              $(5,077,771)        $(9,311,019)       $(8,324,995)      $(10,264,876)
Joint venture net operating income                      431,861             977,018          1,840,677          2,597,019
Amortization of intangible assets                     3,258,049             336,192          4,784,506            784,448
Costs associated with advisor transaction                    --                  --          1,200,000                 --
Depreciation                                          8,492,659           7,950,701         24,054,732         20,917,523
Provision for losses                                  1,850,000           7,500,000          1,850,000          7,500,000
Income allocated to preferred shareholders              (85,531)                 --            (85,531)                 --
                                                        -------                                -------
Funds from Operations                               $ 8,869,267         $ 7,452,892        $25,319,389       $ 21,534,114
                                                    ===========         ===========        ===========       ============
FFO per share                                       $       .28         $       .26        $       .81       $        .78
                                                           ====                ====               ====               ====
Weighted Average:
   Shares                                            25,738,248          25,393,299         25,547,631         25,393,072
   Units                                              6,080,590           3,280,517          5,630,483          2,241,607
                                                      ---------           ---------          ---------          ---------
                                                     31,818,838          28,673,816         31,178,114         27,634,679
                                                     ==========          ==========         ==========         ==========

                         BERKSHIRE REALTY COMPANY, INC.

                               Balance Sheet Data

                                                                                September 30,           December 31,
                                                                               --------------          -------------
                                                                                    1997                   1996
                                                                               --------------          -------------
                                                                                (Unaudited)
Assets:

Total real estate assets                                                        $589,674,063            $519,056,773
Cash and mortgage-backed securities                                               17,055,217              16,248,909
Escrows and other assets                                                          23,507,179              22,037,092
Acquisition of workforce and intangible assets                                    25,739,272              12,327,039
                                                                                  ----------              ----------
                                                                                $655,975,731            $569,669,813
                                                                                ============            ============

Liabilities and Shareholders' Equity:

Credit agreements and mortgage notes                                            $306,037,929            $295,165,607
Other liabilities                                                                 17,659,142              14,241,683
Minority interest                                                                 57,898,385              36,608,607
Shareholders' equity                                                             274,380,275             223,653,916
                                                                                 -----------             -----------
                                                                                $655,975,731            $569,669,813
                                                                                ============            ============

                                Other Information
                                   (Unaudited)

                                                        Three Months                         Nine Months
                                            ------------------------------------  ----------------------------------
                                                    Ended September 30,                  Ended September 30,
                                            ------------------------------------  ----------------------------------
                                                  1997               1996               1997              1996
                                            -----------------  -----------------  ---------------  -----------------
Other Data:
Number of apartment units, end of quarter              14,990            12,100            14,990         12,100
Apartment units added during period                     2,094               348             2,903          2,889
Apartment units sold during period                         --              (223)             (348)          (223)
Units under development                                   296                96               296             96

Revenues:
Multi-family communities                          $26,024,539       $22,626,562       $73,328,559    $59,300,639
Retail assets (including pro-rata
   revenues from joint venture
   investments)                                   $ 1,635,156       $ 3,578,408       $ 6,977,974    $10,696,768

Net Operating Income:
Multi-family communities                          $15,046,293       $12,845,026       $42,826,014    $34,047,137
Retail assets (including pro-rata NOI
   from joint venture Investments)
                                                     $984,209        $2,400,780        $4,150,046     $6,931,611

         For more information on Berkshire Realty, via fax at no charge, please dial 1-800-PRO-INFO and enter ticker symbol BRI,
                or visit our web site at http://www.brireit.com.

This press release contains forward-looking statements relating to activities of the Company within the meaning of federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors that might cause a difference between actual results and those forward-looking statements, including those factors discussed periodically in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-Q for the quarter ended September 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        BERKSHIRE REALTY COMPANY, INC.



                                        /s/ Marianne Pritchard
                                        -----------------------------
                                        Marianne Pritchard
                                        Senior Vice President and
                                        Chief Financial Officer
October 23, 1997